UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2010, the members of the respective Boards of Directors of Pacific Mercantile Bancorp (the “Company”) and its the wholly-owned banking subsidiary, Pacific Mercantile Bank (the “Bank”), entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of San Francisco (the “FRB”). On the same date, the Bank consented to the issuance of a Final Order (the “Order”) by the California Department of Financial Institutions (the “DFI”). The Agreement and Order, which constitute formal supervisory actions by the FRB and the DFI, require us to adopt and implement formal plans and take certain actions, as well as to continue implementing measures that we previously adopted, to address the adverse consequences that the economic recession has had on the performance of our loan portfolio and our operating results and to increase our capital to strengthen our ability to weather any further adverse conditions that might arise if the hoped-for improvement in the economy does not materialize.

The Agreement and Order contain substantially similar provisions. They require the Boards of Directors of the Company and the Bank to prepare and submit written plans to the FRB and the DFI that address the following matters: (i) strengthening board oversight of the management and operations of the Bank; (ii) strengthening credit risk management practices and improving credit administration policies and procedures; (iii) improving the Bank’s position with respect to problem assets; (i) maintaining adequate reserves for loan and lease losses in accordance with applicable supervisory guidelines; (v) strengthening the capital position of the Bank and, in the case of the FRB Agreement, the capital position of the Company; (vi) adopting and implementing a strategic plan and a budget for fiscal 2011; and (vii) submitting a funding contingency plan for the Bank that identifies available sources of liquidity and includes a plan for dealing with potential adverse economic and market conditions. In addition, the Agreement and the Order place restrictions on the Bank’s lending to borrowers who have loans that were criticized in an joint examination of the Bank conducted by the FRB and DFI earlier this year and requires the Bank to charge off or collect loans that were classified as “loss” in that examination (to the extent that the Bank has not already done so). The Bank may not pay dividends to the Company without the prior approval of the FRB and DFI and, without the prior approval of the FRB, the Company may not declare or pay cash dividends, repurchase any of its shares, make payments on its trust preferred securities or incur or guarantee any debt.

Under the Agreement, the Company also must submit a capital plan to the FRB that will meet with its approval and then implement that plan. Under the Order, the Bank is required to achieve a ratio of adjusted tangible shareholders’ equity to its tangible assets to 9.0% by January 31, 2011, by raising additional capital, generating earnings or reducing the Bank’s tangible assets (subject to a 15% limitation on such a reduction) or a combination thereof and, upon achieving that ratio, to maintain that ratio during the remaining term of the Order.

The DFI Order also states that a violation of the order by the Bank would be deemed to be conducting business in an unsafe manner and, as a result, could subject the Bank to further regulatory enforcement action.

Nevertheless, the financial condition of the Bank remains strong. The Bank continues to have substantial liquidity, which totaled $313 million, or 27% of total assets, at June 30, 2010, comprised of $217 million of cash and cash equivalents, $74 million of securities available for sale and $22 million of loans held for sale.

In addition, the ratio of the Bank’s total capital-to-risk weighted assets, which is the principal federal bank regulatory measure of the financial strength of banking institutions, was 10.6% at June 30, 2010. As a result, the Bank continued to be classified, under federal bank regulatory guidelines and federally established prompt corrective action regulations, as a “well-capitalized” banking institution, which is the highest of the capital standards established by federal banking regulatory authorities.

Moreover, the Company and the Bank already have made progress with respect to several of these requirements and both the Board and management are committed to achieving all of the requirements on a timely basis. Among other things, the Company recently completed a private placement of its Series A Convertible Preferred Stock, raising gross proceeds of $12,655,000 to enhance its capital position and the capital position of the Bank.

Nonetheless, we recognize the importance of and have begun developing plans to increase the Bank’s capital, not only to satisfy the DFI requirement in its Order, but also to strengthen the Bank’s ability to weather potentially difficult economic conditions that could arise in the future.

A copy of the FRB Agreement is attached as Exhibit 10.1, and a copy of the DFI Order is attached as Exhibit 10.2, to this Current Report on Form 8-K. The foregoing summary of the FRB Agreement and the DFI Order is qualified in its entirety by reference to those Exhibits, which are incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On September 7, 2010, the Company issued a press release with respect to its entry into the FRB Agreement and the issuance of the DFI Order. A copy of that press release is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and neither such information nor Exhibit 99.1 shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement dated August 31, 2010 entered into with the Federal Reserve Bank of San Francisco.

10.2	Order issued by the California Department of Financial Institutions and consented to by Pacific Mercantile Bank on August 31, 2010

99.1	Press Release issued September 7, 2010 reporting the entry into the FRB Agreement and the issuance of the DFI Order on August 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: September 7, 2010	By:	/S/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement dated August 31, 2010 entered into with the Federal Reserve Bank of San Francisco.

10.2	Order issued by the California Department of Financial Institutions and consented to by Pacific Mercantile Bank on August 31, 2010

99.1	Press Release issued September 7, 2010 reporting the entry into the FRB Agreement and the issuance of the DFI Order on August 31, 2010.

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